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                                                                    EXHIBIT 12.1


EXHIBIT 12-STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                               Three months
                                                            Year Ended December 31,                          ended September 30,
                                            1996         1997         1998         1999         2000        1999          2000
                                         ----------   ----------   ----------   ----------   ----------  ----------    ----------

Income before income taxes               $      628   $   15,145   $   12,556   $    4,425   $    2,826  $   (2,513)   $   (2,825)
+ Fixed charges                               7,993        5,480        6,161       11,717       12,428       2,802         3,632
- Interest capitalized                          (85)        (100)        (120)        (145)         (80)        (20)
                                         ----------   ----------   ----------   ----------   ----------  ----------    ----------
                Earnings                 $    8,536   $   20,525   $   18,597   $   15,997   $   15,174  $      269    $      807
                                         ==========   ==========   ==========   ==========   ==========  ==========    ==========

Interest expense                         $    5,253   $    2,714   $    2,514   $    6,255   $    7,177  $    1,420    $    2,195
+ Capitalized interest                           85          100          120          145           80          20            --
+ Interest in rent expense                    2,655        2,666        3,527        5,317        5,171       1,362         1,437
                                         ----------   ----------   ----------   ----------   ----------  ----------    ----------
             Fixed charges               $    7,993   $    5,480   $    6,161   $   11,717   $   12,428  $    2,802    $    3,632
                                         ==========   ==========   ==========   ==========   ==========  ==========    ==========
Ratio of earnings to fixed charges              1.1          3.7          3.0          1.4          1.2    See Note      See Note


Note: During the three months ended September 30, 1999 and 2000, there was a deficiency of earnings to fixed charges of $2.5 million and $2.8 million, respectively.